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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 03:00 PM 08/25/2000
                                                          001433101 - 3280067

                            CERTIFICATE OF FORMATION
                                       OF
                            PG INVESTMENTS NINE, LLC.

         The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

         FIRST: The name of the limited liability company (hereinafter the "limited liability company") is PG Investments Nine, L.L.C.

         SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of PG Investments Nine, L.L.C. this 25th day of August, 2000.

                                                          /s/  David F. Hannan
                                                          ----------------------
                                                               David F. Hannan
                                                               Authorized Person

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                            CERTIFICATE OF AMENDMENT

                                       OF

                           PG INVESTMENTS NINE. L.L.C.

         1.       The name of the limited liability company is PG INVESTMENTS
NINE, LLC

         2. The Certificate of Formation of the limited liability company is hereby amended as follows:

CHANGE NAME TO THOROUGHBRED GENERATING COMPANY, LLC

Note: (Use the following paragraph if this Certificate is to be effective at a date or time (which must be a date or time certain) later than filing)

         3.       This Certificate of Amendment shall be effective on NOVEMBER
30, 2000.

         4.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of PG INVESTMENTS NINE, L.L.C.this 26TH day of NOVEMBER, 2000.

                                         By: /s/ James C. Sevem
                                             -----------------------------------
                                             James C. Sevem, Assistant Secretary

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 12/01/2000
   001603253 - 3280067